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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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GSI Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 18, 2012

Dear Stockholder:

        This year's annual meeting of stockholders will be held on Thursday, August 23, 2012, at 2:00 p.m. local time, at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        It is important that you use this opportunity to take part in the affairs of GSI Technology, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope. Alternatively, you may vote your shares via the Internet. Instructions regarding these methods of voting are provided on the proxy card. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of GSI Technology's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review GSI Technology's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,
Lee-Lean Shu President and Chief Executive Officer

GSI TECHNOLOGY, INC.
1213 Elko Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 23, 2012

TO THE STOCKHOLDERS:

        Notice is hereby given that the annual meeting of the stockholders of GSI Technology, Inc., a Delaware corporation, will be held on Thursday, August 23, 2012, at 2:00 p.m. local time, at the offices of DLA Piper LLP (US) located at 2000 University Avenue, East Palo Alto, California 94303, for the following purposes:

          1.     To elect five persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

          3.     To vote on an advisory (non-binding) resolution regarding the compensation of the executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for the annual meeting.

          4.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Our Board of Directors recommends a vote FOR Proposals 1, 2 and 3.    Stockholders of record at the close of business on July 12, 2012 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1213 Elko Drive, Sunnyvale, California 94089.

Robert Yau Secretary

Sunnyvale, California
July 18, 2012

        IMPORTANT:    Please vote your shares via the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may fill in, date and sign the proxy card and return it in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card or submitted your proxy via the Internet.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2012:    Our proxy statement is enclosed. Financial and other information concerning GSI Technology, Inc. is contained in our annual report to stockholders for the fiscal year ended March 31, 2012. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed and downloaded at:
http://phx.corporate-ir.net/phoenix.zhtml?c=178464&p=proxy.

GSI TECHNOLOGY, INC.
1213 Elko Drive
Sunnyvale, CA 94089

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 23, 2012

        The accompanying proxy is solicited by the Board of Directors of GSI Technology, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on Thursday, August 23, 2012, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about July 18, 2012. References in this proxy statement to the "Company," "we," "our," "us" and "GSI Technology" are to GSI Technology, Inc., and references to the "annual meeting" are to the 2012 Annual Meeting of Stockholders. When we refer to the Company's fiscal year, we mean the annual period ending on March 31. This proxy statement covers our fiscal year ended March 31, 2012 ("fiscal 2012").

SOLICITATION AND VOTING

        Voting Securities.    Only stockholders of record as of the close of business on July 12, 2012 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 27,253,529 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held. Our Bylaws provide that a majority of all of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. If a quorum shall fail to attend the meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

        Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include the election of directors and amendments to stock plans. If you are a beneficial owner and hold your shares in "street name," it is critical that you cast your vote if you want it to count in the election of directors and the executive compensation related proposals.

        Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted "FOR" the election of management's nominees for director, "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our registered public accounting firm for the fiscal year ending March 31, 2013 and "FOR" the compensation of executive officers named in the Summary Compensation Table.

        Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, or (2) via the Internet. Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth on the enclosed proxy card. The Internet voting procedures are designed to authenticate the stockholder's identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet, please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

        Many banks and brokerage firms have a process for their beneficial owners to provide instructions via the Internet. The voting form that you receive from your broker or bank will contain instructions for voting.

        If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank may vote your shares on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares with respect to Proposal No. 1 regarding the election of directors and Proposal No. 3 regarding the advisory vote on executive compensation, unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on Proposal No. 1 and Proposal No. 3 only if you provide instructions on how to vote by following the instructions that they provide to you. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday, August 22, 2012. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

        A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Secretary of GSI Technology, Inc., at 1213 Elko Drive, Sunnyvale, California 94089, a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote those shares at the annual meeting, the stockholder must bring to the annual meeting a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of the shares.

        Voting Results.    We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the U.S. Securities and Exchange Commission (the "SEC").

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        We have a Board of Directors consisting of five directors who will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

        Management's nominees for election at the annual meeting are Haydn Hsieh, Ruey L. Lu, Lee-Lean Shu, Arthur O. Whipple and Robert Yau, all of whom currently serve on the Board of Directors. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2013 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

        If a quorum is present and voting, the five nominees for director receiving the highest number of votes will be elected. Abstentions have no effect on the vote. Our Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

        The Board of Directors unanimously recommends a vote "FOR" the nominees named above.

        The following table sets forth information regarding our current directors, each of whom is a nominee for election at the annual meeting, as of June 30, 2012:

Nominee's Name	Principal Occupation	Age	Director Since
Haydn Hsieh	Vice Chairman and Chief Executive Officer of Wistron NeWeb Corp.	57	2008
Ruey L. Lu	President of eMPIA Technology	56	2000
Lee-Lean Shu	President, Chief Executive Officer and Chairman of the Board of Directors of GSI Technology	57	1995
Arthur O. Whipple	Chief Financial Officer of PLX Technology, Inc.	64	2007
Robert Yau	Vice President, Engineering and Secretary of GSI Technology	59	1995

Business Experience of Director Nominees

        Set forth below is a description of the business experience of each director nominee, including a discussion of the specific experience, qualifications, attributes and skills that led our Nominating and Governance Committee and our Board of Directors to conclude that those individuals should serve as directors.

        Haydn Hsieh has served as a member of our Board of Directors since August 2008. Mr. Hsieh has served as the Vice Chairman and Chief Executive Officer of Wistron NeWeb Corp., a manufacturer of wireless communications products, since June 2000. From February 1981 through June 2000 Mr. Hsieh served in various capacities at several divisions of Acer Group, a manufacturer of personal computers and related products, including President of the Mobile Computing Business Unit and Senior Vice President of Acer Inc. Mr. Hsieh's broad management responsibilities provide relevant experience in a number of strategic and operational areas. Moreover, his management experience with, and service as an outside board member to, companies headquartered in Taiwan provides him with a valuable perspective on global business operations.

        Ruey L. Lu has served as a member of our Board of Directors since October 2000. Mr. Lu is the President of eMPIA Technology Corp., a semiconductor solutions company, which he founded in January 2002. From March 1993 to December 2000, Mr. Lu served as President of ARK Logic, a storage device and software applications company, which he founded in March 1993. From October 1989 to February 1993, Mr. Lu served as Director of Engineering in the Imaging Product Division of Western Digital, an information storage company. Mr. Lu's experience as President of

eMPIA Technology and in executive roles at ARK Logic and Western Digital has provided him with broad industry and executive experience. Moreover, his management experience with a company headquartered in Taiwan provides him with a perspective on global business operations.

        Lee-Lean Shu co-founded our company in March 1995 and has served as our President and Chief Executive Officer and as a member of our Board of Directors since inception. In October 2000, Mr. Shu became Chairman of our Board. From January 1995 to March 1995, Mr. Shu was Director, SRAM Design at Sony Microelectronics Corporation, a semiconductor company and a subsidiary of Sony Corporation, and from July 1990 to January 1995, he was a design manager at Sony Microelectronics Corporation. It is our policy that our Chief Executive Officer should serve on our Board. In addition, Mr. Shu's role as a co-founder of our company and his day-to-day involvement in the management of our business has provided him with extensive knowledge and understanding of GSI Technology and its industry. As Chief Executive Officer, he is in a unique position to provide our Board with insight and information related to our business and operations and to participate in the ongoing review of strategic issues.

        Arthur O. Whipple has served as a member of our Board of Directors since August 2007, and was appointed lead director in June 2010. Mr. Whipple has been the Chief Financial Officer of PLX Technology, Inc., a semiconductor device manufacturer, since February 2007. From March 2005 to February 2007, Mr. Whipple was employed by Silicon Storage Technology, Inc, a storage semiconductor manufacturer, where his last position was Vice President of Finance and Chief Financial Officer. From April 1998 to March 2005, Mr. Whipple was employed by QuickLogic Corp., a fabless manufacturer of field programmable logic products and embedded standard products, where he served in several management capacities, including Vice President of Finance and Chief Financial Officer, Vice President and General Manager, Logic Products, and Vice President, Business Development. In 2004 and 2005, Mr. Whipple also served as a financial consultant to Technovus, Inc., a privately-held fabless semiconductor manufacturer. Mr. Whipple's experience as a chief financial officer and in other finance roles has provided him with broad experience in finance including accounting, financial reporting and compliance with U.S. federal securities laws. He also brings strong leadership skills and knowledge of engineering and operations management, gained through his years of service to companies engaged in various segments of the semiconductor industry.

        Robert Yau co-founded our company in March 1995 and has served as our Vice President, Engineering and as a member of our Board of Directors since inception. From December 1993 to February 1995, Mr. Yau was design manager for specialty memory devices at Sony Microelectronics Corporation. From 1990 to 1993, Mr. Yau was design manager at MOSEL/VITELIC, a semiconductor company. As a co-founder, our Vice President, Engineering, and an expert in SRAM technology, Mr. Yau is able to provide the Board with an understanding of our products and technology as well as expert perspective on industry trends and opportunities.

 CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that, other than Lee-Lean Shu and Robert Yau, each of the members of the Board is an "independent director" for purposes of the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term relates to membership on the Board and the various Board committees.

Board of Directors Leadership Structure

        Lee-Lean Shu serves as both our Chief Executive Officer and the Chairman of our Board of Directors. The Board believes that combining the role of Chairman and CEO is appropriate for our company given Mr. Shu's role in founding GSI Technology and his significant ownership stake and because Mr. Shu is the Board member who is most familiar with our business strategy and our industry. The Board also believes that the combined role of Chairman and CEO facilitates the flow of information between the Board and management, improves the Board's ability to focus on key policy and operational issues and helps the Board operate in the long-term interests of our stockholders. In June 2010, on the recommendation of the Nominating and Governance Committee, the Board established the position of lead director. Mr. Whipple currently serves in that position. The lead director serves as the principal liaison between the independent directors and the Chairman. In that capacity, the lead director presides over executive sessions of the independent directors, chairs Board meetings in the Chairman's absence, and collaborates with the Chairman on agendas, schedules and materials for Board meetings. The Board believes that this leadership structure provides the appropriate balance of management and non-management oversight. The Nominating and Corporate Governance Committee periodically evaluates our leadership structure to ensure that we maintain a structure that is beneficial to us and our stockholders, and will recommend any appropriate changes to the Board.

Board of Directors' Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, operational risks, financial risks, competitive risks and reputational risks. Management is responsible for the day-to-day management of the risks that we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. In addition, the Board is responsible for, and regularly reviews, matters relating to management and Board succession planning.

        While the full Board of Directors is charged with ultimate oversight responsibility for risk management, committees of the Board also have responsibilities with respect to various aspects of our risk oversight. In particular, the Audit Committee plays a significant role in monitoring and assessing our financial and operational risks, and receives regular reports from senior management regarding particular areas of concern. The Audit Committee is also responsible for establishing and administering our code of conduct and reviewing transactions between the Company and any related parties. The Compensation Committee monitors and assesses risks associated with our compensation policies, and oversees the development of incentives that encourage a level of risk-taking consistent with our overall strategy, as further discussed under the heading "Compensation Discussion and Analysis." The Nominating and Governance Committee has oversight responsibility for corporate governance risks, including risks associated with director independence. Our executive management meets regularly to discuss our strategy and the risks that we face. Senior officers attend Board meetings where they are available to address questions or concerns raised by the Board on risk management-related matters.

Executive Sessions

        Non-management directors generally meet in executive session without the presence of management, including our Chief Executive Officer and our Vice President, Engineering, at each regularly scheduled meeting of the Board. Mr. Whipple, in his capacity as lead director, acts as the presiding director for these executive sessions.

Committees and Meeting Attendance

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.gsitechnology.com. The Board of Directors held six meetings during the fiscal year ended March 31, 2012. During fiscal 2012, all directors attended 100% of the total number of meetings of the Board and all of the committees of the Board on which such director served that were held during that period. Directors are encouraged to attend our annual meetings of stockholders, but the Board has not adopted a formal policy with respect to such attendance. Two of our directors attended last year's annual meeting.

        On an annual basis, our Nominating and Governance Committee, as part of its governance review, evaluates the composition of each of our board committees to ensure that we maintain a structure that is beneficial to us and our stockholders, and recommends any appropriate changes to our Board of Directors.

Audit Committee

        The members of the Audit Committee are Haydn Hsieh, Ruey L. Lu and Arthur Whipple (Chair). Each of the members of the Audit Committee is independent for purposes of the Nasdaq listing standards as they apply to audit committee members. Mr. Whipple has been designated as our "audit committee financial expert," as the term is defined in applicable SEC rules. The Audit Committee operates under a charter that is available on our website at www.gsitechnology.com. The functions of the Audit Committee include oversight, review and evaluation of our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

        The Audit Committee held eight meetings during the fiscal year ended March 31, 2012.

Compensation Committee

        The members of the Compensation Committee are Haydn Hsieh (Chair), Ruey L. Lu and Arthur Whipple. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq listing standards. The Compensation Committee operates under a charter that is available on our website at www.gsitechnology.com. The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company's compensation policies and practices; and (ii) reviewing and approving compensation and compensation procedures for the Company's executive officers. More specifically, the Compensation Committee's responsibilities include: periodically reviewing and advising the Board of Directors concerning the Company's overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends; advising management on the composition of any peer group used for comparison purposes; reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and setting all executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites); making recommendations to the Board of Directors regarding the establishment and terms of the Company's incentive compensation plans and equity compensation plans, and administering such plans; making and approving grants of options and other awards to all executive officers under the Company's compensation plans; and making and approving grants of options and other equity awards to all other eligible individuals. Other responsibilities of the Compensation Committee include: reviewing and approving compensation-related matters outside the ordinary course of business, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto; based upon its review and discussion with management, recommending to the Board of Directors whether the Compensation Discussion and Analysis and any other disclosures regarding executive compensation should be included in the Company's proxy statement, Form 10-K report, or information statement, as applicable, and preparing the related report required by the rules of the SEC; and reporting to the Board of Directors on the Compensation Committee's activities on a regular basis. The Compensation Committee's Charter provides for delegation of any of these duties to one or more subcommittees comprised of one or more members of the Compensation Committee. Regarding most compensation matters, including executive compensation, Company management provides recommendations to the Compensation Committee. The Company does not currently engage any consultant related to executive compensation matters.

        The Compensation Committee held five meetings during the fiscal year ended March 31, 2012.

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Haydn Hsieh, Ruey L. Lu (Chair) and Arthur Whipple. Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq listing standards. The Nominating and Governance Committee operates under a charter that is available on our website at www.gsitechnology.com. The Nominating and Governance Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors, develops and recommends board member selection criteria, considers committee member qualification, reviews and makes recommendations to the Board of Directors regarding Board and committee compensation, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee.

        The Nominating and Governance Committee met once during the fiscal year ended March 31, 2012.

Director Nominations

        The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors. When considering the nomination of directors for election at an annual meeting, the Nominating and Governance Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Governance Committee considers the perceived needs of the Board of Directors, the candidate's relevant background, experience and skills and expected contributions to the Board of Directors. The Nominating and Governance Committee also seeks appropriate input from the Chief Executive Officer and other executive officers in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

        The Nominating and Governance Committee's goal is to assemble a Board of Directors that brings to GSI Technology a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to GSI Technology's global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or have been affiliated. Director candidates must have sufficient time available, in the judgment of the Nominating and Governance Committee, to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Governance Committee believes that it is preferable that a majority of the Board of Directors meet the definition of "independent director" set forth in Nasdaq and SEC rules. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company's management, including the Chief Executive Officer, to serve on the Board of Directors.

        The Nominating and Governance Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

        The Nominating and Governance Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to the Board of Directors, c/o Corporate Secretary at the address noted below, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders and contains the following information:

  •
  the candidate's name, age, contact information and present principal occupation or employment; and

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  a description of the candidate's qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

        The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

        In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications with Directors

        Stockholders may send any communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or name of individual director(s))
c/o Secretary
GSI TECHNOLOGY, INC.
1213 Elko Drive
Sunnyvale, California, 94089

        Our Secretary will forward all correspondence to the Board of Directors, or the individual director or directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations, advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within GSI Technology for review and possible response.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics is available on our website at www.gsitechnology.com. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are or have been an officer or employee of GSI Technology. During fiscal 2012, no member of the Compensation Committee had any relationship with GSI Technology requiring disclosure under Item 404 of Regulation S-K. During fiscal 2012, none of GSI Technology's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on GSI Technology's Compensation Committee or Board of Directors.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors of GSI Technology has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit the consolidated financial statements of GSI Technology for the fiscal year ending March 31, 2013. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to GSI Technology for the fiscal years ended March 31, 2011 and March 31, 2012 by PricewaterhouseCoopers LLP:

	Fiscal 2011	Fiscal 2012
Audit Fees(1)	$807,000	$825,000
Tax Fees(2)	$54,500	$55,000
Other Fees(3)	$1,800	$1,800

(1)
Fiscal 2011 and 2012 Audit Fees consist of fees for professional services rendered for the integrated audit of GSI Technology's annual consolidated financial statements and internal control framework, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

(2)
Tax Fees consist of fees for consultation on various tax matters and compliance with federal and state income tax filing requirements.

(3)
Other Fees consist of fees related to the license of specialized accounting research software.

        The Audit Committee has determined that all services performed by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Common Stock of GSI Technology, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees GSI Technology's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the design and maintenance of our internal control systems. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

        The Audit Committee currently consists of three directors. Each member of the Committee, in the judgment of the Board of Directors, is an "independent director" as defined in the Nasdaq listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is available on our website at www.gsitechnology.com.

        The Audit Committee has reviewed and discussed with management GSI Technology's audited financial statements and the results of management's assessment of the effectiveness of GSI Technology's internal control over financial reporting as of March 31, 2012. The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers' audit, the results of its examinations, and the overall quality of GSI Technology's financial reporting and internal control over financial reporting.

        The Audit Committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and GSI Technology that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that GSI Technology's audited financial statements be included in GSI Technology's Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

THE AUDIT COMMITTEE
Arthur O. Whipple (Chair) Haydn Hsieh Ruey L. Lu

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of GSI Technology under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that GSI Technology specifically incorporates such information by reference.

 PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a "Say-on-Pay" vote. At our 2011 Annual Meeting of Stockholders, held on August 24, 2011, our stockholders voted in favor of holding future "Say-on-Pay" votes on an annual basis. The Board subsequently determined that such advisory votes shall be held annually at the annual meeting of stockholders.

        As described in our Compensation Discussion and Analysis included elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders, and attract and retain superior executive talent. Our compensation programs are designed to reward our executive officers for the achievement of our short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while avoiding the encouragement of unnecessary or excessive risk-taking. Please read the Compensation Discussion and Analysis section for a more detailed discussion of our compensation philosophy and our executive compensation program.

        The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers, who are collectively referred to as our "named executive officers," which is disclosed elsewhere in this proxy statement. The vote is advisory, which means that it is not binding on the Board of Directors, the Compensation Committee or the Company in any way. However, the Compensation Committee will review the outcome of the vote and take it into consideration when considering future executive compensation policies and decisions.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board of Directors, including the Compensation Committee, values the opinion of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 3:

          RESOLVED, that the stockholders of GSI Technology, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers for the fiscal year ended March 31, 2012, as disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2012 Annual Meeting of Stockholders.

Vote Required and Board of Directors Recommendation

        Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

        The Board of Directors unanimously recommends a vote "FOR" approval of the foregoing resolution.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This Compensation Discussion and Analysis describes our compensation philosophy and the objectives, components and procedures with respect to the compensation of our executive officers and more detailed information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other three most highly-compensated executive officers, determined as of March 31, 2012. We refer to these individuals as our "named executive officers." This discussion focuses on the information contained in the tables and related footnotes and narrative included below, primarily for our 2012 fiscal year, but also contains information regarding compensation actions taken before and after fiscal 2012 to the extent we believe such information enhances our executive compensation disclosure.

  Philosophy and Objectives

        Our fundamental compensation philosophy is to align the compensation of our senior management with our annual and long-term business objectives and performance and to offer compensation that will enable us to attract, retain, and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers' contributions to achieving revenue growth, increasing operating profits and controlling costs. We operate in a very competitive environment for executive talent, and it is our belief that our compensation packages should be competitive when compared to our peers and should also be aligned with our stockholders' short and long-term interests.

        The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation program. The principal elements of the program are base salary, variable incentive cash compensation programs, long-term equity incentive compensation and broad-based benefits programs. In March 2010, the Compensation Committee determined that the Company's executive officers were substantially underpaid compared to the officers of its peer companies. At that time, the Compensation Committee also determined that the policy of the Company, over a period of three to five years, would be to increase the aggregate compensation of the executive officers to more closely approximate the average aggregate compensation paid by the Company's peer companies to officers performing comparable functions.

        Generally, the Compensation Committee reviews the compensation of our executive officers in the early part of each fiscal year and takes action at that time to set base salaries and variable compensation for the current year. In setting our executive officers' total compensation, the Compensation Committee considers individual and company performance, as well as compensation surveys and other market information regarding compensation paid by comparable companies, including our industry peers. The Compensation Committee considers the grant of equity awards to its executive officers on an individual basis at the time of the annual anniversary of their employment with the Company.

        In its annual review of compensation for GSI Technology's executive officers, the Compensation Committee considers compensation data and analyses assembled and prepared by the Committee and our Human Resources staff. The Chief Executive Officer provides the Compensation Committee with a review of each of the other executive officer's individual performance and contributions over the past year and makes recommendations regarding their compensation, which the Compensation Committee considers. In making compensation decisions, our Chief Executive Officer and our Compensation Committee have considered the Company's financial performance as well as the experience level and contributions of the individual executive officer, the role and responsibilities of the executive officer and market factors. To date, the Compensation Committee has not retained compensation consultants to assist it in its review of executive officer compensation.

  Components of Compensation

        In order to align executive compensation with our compensation philosophy, our executive compensation package contains three components: (i) base salary, (ii) variable cash compensation and (iii) long-term stock-based incentive awards. Each component of our executive compensation program is designed to reward a different aspect of performance. The base salaries of our executive officers are initially set based on negotiation with the individual officers at the time of their recruitment. Once set, these base salaries are subject to annual review. Our variable cash compensation plans are intended to motivate and reward performance over the current fiscal year. Our equity award program is designed to provide long-term retention incentives through the use of options subject to time-based vesting. We also provide our executive officers a variety of benefits that are available generally to all salaried employees. The basic elements of our executive compensation package are generally the same among our named executive officers.

  Fiscal 2012 Base Salary

        The base salaries of our executive officers are initially negotiated with the individual executive officer at the time of his or her recruitment and with reference to their experience, expected contribution, geographical location and market factors. Historically, the base salaries of our executive officers generally have been adjusted concurrently with our annual company-wide compensation review.

        As in past years, the Compensation Committee compared the compensation of our executive officers to that of the officers of a number of publicly-held semiconductor corporations considered to represent the Company's peers. For purposes of the fiscal 2012 compensation review, the peer companies consisted of:

Advanced Analogic Technologies	Ikanos Communications, Inc.	PLX Technology, Inc.
Incorporated	Integrated Silicon Solution, Inc.	Quicklogic Corporation
Anadigics, Inc.	IXYS Corporation	Ramtron International Corporation
AuthenTec, Inc.	Memsic, Inc.	Silicon Image, Inc.
Conexant Systems, Inc.	Mindspeed Technologies, Inc.	Transwitch Corporation
DSP Group, Inc.	Pericom Semiconductor Corporation	Trident Microsystems, Inc.
Entropic Communications, Inc.	Pixelworks, Inc.	Vitesse Semiconductor Corporation

        The Compensation Committee determined that, for the most part, the Company's executive officers continued to be underpaid compared to the officers of its peer companies. It also reaffirmed its determination, initially made in March 2010, that it should be the policy of the Company, over a period of three to five years, to increase the aggregate compensation of the executive officers (composed of base compensation, variable cash compensation and equity awards) to approximate the average aggregate compensation paid by the Company's peer companies to officers performing comparable functions.

        The Compensation Committee then considered executive compensation levels for fiscal 2012, taking into account the foregoing policy and various other considerations, including the following:

  •
  available compensation data for the peer companies (noting that most of this comparative data was for earlier periods);

  •
  the Company's financial performance during fiscal 2011, including the achievement of record revenues, gross profit and net income;

  •
  the then-current outlook for the Company's fiscal 2012 financial performance;

  •
  salary increases recently granted by the Company's non-officer employees which averaged approximately four percent over fiscal 2011 levels;

  •
  specific contributions of individual officers; and

  •
  the increase in stockholder value represented by the trading price of the Company's common stock over the course of the fiscal year.

        On the basis of its review, on May 4, 2011, the Compensation Committee set new base salaries for our executive officers, effective April 1, 2011, representing increases of 4% over fiscal 2011 base salaries for each of the executive officers. The fiscal 2012 base salaries of the named executive officers and the median base salaries of officers with comparable responsibilities at the peer companies were as follows:

Name	Title	Fiscal 2012 Base Salary	Median Peer Company Base Salary
Lee-Lean Shu	President and Chief Executive Officer	$317,830	$345,677
David Chapman	Vice President, Marketing	$220,993	$241,587
Didier Lasserre	Vice President, Sales	$252,303	$218,444
Douglas M. Schirle	Chief Financial Officer	$236,044	$239,519
Robert Yau	Vice President, Engineering	$223,624	$254,831

  2012 Variable Compensation Plan

        On May 4, 2011, the Compensation Committee adopted the 2012 Variable Compensation Plan (the "2012 Plan"), which was similar in structure to previous variable compensation plans for the Company's executive officers. The 2012 Plan was designed to encourage performance and retention of eligible employees by providing cash bonus awards based on our financial performance during the fiscal year ending March 31, 2012. Each of our executive officers was eligible to participate in the 2012 Plan. Certain other officers were also eligible to participate.

        Under the 2012 Plan, each participant had a designated target bonus. The target bonus for Lee-Lean Shu, our President, Chief Executive Officer and Chairman, was $200,000, and the target bonus for each of the other executive officers was $100,000. The target bonuses were set at levels that, if achieved, would increase the total cash compensation of our executive officers to more closely approximate the levels paid to officers of our peer companies. The Compensation Committee considered the critical role of Mr. Shu, our President and Chief Executive Officer, in our long-term success when determining his target bonus amount. The use of the same target bonus amount for each of our named executive officers other than our President and Chief Executive Officer reflects the Compensation Committee's desire to treat our executive officers equally with respect to bonus opportunities. The actual bonus awards were computed on the basis of our fiscal 2012 operating results, with 40% of the award based on the achievement of targeted net revenues and 60% based on the achievement of targeted adjusted operating income. The percentage allocation between these two targets reflected a balance between the Compensation Committee's desire to make the target bonus achievable given the comparatively greater ability of our executive officers to increase revenues, while still focusing the attention of our executive officers on our profitability, which it believes to be the most important factor in improving stockholder value.

        For fiscal 2012, our net revenues were 82.2% of the 2012 Plan target while our operating income was substantially below the 2012 Plan target resulting in earned bonuses of 59.7% of the net revenue target bonus and 0.0% of the operating income target bonus. Original target bonuses for each of the named executive officers under the 2012 Plan, bonuses actually earned under the plan for their services during fiscal 2012 and data on bonuses and other non-equity compensation paid by the peer companies were as follows:

Name	Fiscal 2012 Target Bonus	Fiscal 2012 Bonus Earned	Median Peer Group Non-equity Incentive Compensation
Lee-Lean Shu	$200,000	$47,752	$179,701
David Chapman	$100,000	$23,876	$52,233
Didier Lasserre	$100,000	$23,876	$42,000
Douglas M. Schirle	$100,000	$23,876	$75,000
Robert Yau	$100,000	$23,876	$81,113

        Bonus awards under the 2012 Plan are subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2012 and 20% becoming vested and payable on the last business day in April of each of the succeeding two years. The staged vesting of the bonus awards is intended to further align participants' interests with the long-term interest of our stockholders.

  Total Fiscal 2012 Cash Compensation

        The total cash compensation of each of our named executive officers for fiscal 2012 was:

Name	Principal Position	Fiscal 2012 Base Salary ($)	Fiscal 2012 Total Cash Compensation Earned ($)
Lee-Lean Shu	President and Chief Executive Officer	317,830	365,582	(1)
David Chapman	Vice President, Marketing	220,993	244,869	(2)
Didier Lasserre	Vice President, Sales	252,302	281,578	(3)
Douglas Schirle	Chief Financial Officer	236,044	259,920	(2)
Robert Yau	Vice President, Engineering	223,624	247,500	(2)

(1)
Includes incentive compensation of $47,752 earned under the 2012 Plan.

(2)
Includes incentive compensation of $23,876 earned under the 2012 Plan.

(3)
Includes incentive compensation of $23,876 earned under the 2012 Plan and a car allowance of $5,400.

  Long-Term Incentive Compensation

        We utilize stock option awards as a primary component of compensation for our executive officers, with the objective of strengthening the mutuality of interests between the executive officers and our stockholders. These grants are designed to provide each executive with a significant incentive to manage from the perspective of an owner with an equity stake in our company. All stock options granted to our employees, including the named executive officers, and to our directors have exercise prices equal to the fair market value of our common stock on the grant date. Our policies and procedures for the grant of stock- based awards provide that all options and other stock-based awards are generally to be granted by the Compensation Committee and, except in special circumstances, all grants are to be made at regular quarterly meetings of the Compensation Committee. Accordingly, option grants to new employees hired since the previous quarterly meeting and annual grants to continuing employees, including executive officers, with anniversary dates subsequent to the previous meeting are made each quarter. The effective date of each quarterly grant is the later of the second trading day following the public announcement of our financial results for the preceding quarter or the date of the meeting at which the grant is approved.

        The number of shares of common stock subject to each of the options granted to named executive officers in fiscal 2012 was comparable to the size of options granted to the named executive officer in prior years and reflected the named executive officer's position and contribution to our financial performance. In fiscal 2012, the Compensation Committee approved stock option awards of 30,000 shares of our common stock for Mr. Chapman and Mr. Lasserre; 40,000 shares of our common stock for Mr. Schirle and Mr. Yau and 100,000 shares of our common stock for Mr. Shu. Contingent upon the executive officer's continued employment, the grants for fiscal 2012 vest four years after the anniversary date of the executive officer's commencement of employment that is closest to the date of grant. Each of these option grants provides a return to the named executive officer only if he remains employed by us during the respective vesting period, and then only if the market price of the shares appreciates over the option term. The Compensation Committee believes the four-year vesting schedule deters risk taking and further focuses management on building long-term stockholder value. The value of the shares subject to the fiscal 2012 option grants to executive officers are reflected in the "Summary Compensation Table" table below, and further information about these grants is contained in the "Fiscal 2012 Grants of Plan-Based Awards" table below.

  Severance and Change of Control Payments

        We have no severance or change of control arrangements with any of our executive officers.

  Inter-Relationship of Components of Compensation Packages

        The Compensation Committee has adopted a policy to increase the aggregate compensation of our executive officers (composed of base compensation, variable cash compensation and equity awards) over the next one to three years to approximate the average aggregate compensation paid by our peer companies to officers performing comparable functions. Except for this policy, the various components of our executive officers' compensation generally are not inter-related. Adjustments to our executive officers' base compensation are primarily based on our financial performance, our annual company-wide compensation survey and review of peer company compensation levels. As we have relied on long-term equity incentives for a large portion of our total compensation package, option grants for our executive officers are generally considered each year. If the value of options that are granted in one year is reduced due to a reduction in the value of the underlying common stock, the size of the option grants for the next year are not affected. Similarly, if the value of previously granted options increases significantly, the amount of compensation to be awarded for the next year is not affected. While the Compensation Committee has discretion to make exceptions to existing compensation arrangements, it has not approved any exceptions to such arrangements with regard to any named executive officers.

  Other Benefits

        Our executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our simplified employee pension plan, in each case on the same basis as our other employees. Aside from a $5,400 car allowance provided to Mr. Lasserre, there were no special benefits or perquisites provided to any named executive officer in fiscal 2012.

  Changes in Executive Compensation for Fiscal 2013; 2013 Variable Compensation Plan

        For fiscal 2013, the Compensation Committee conducted its annual review, using the same group of peer companies identified in connection with the fiscal 2012 review. In considering executive compensation levels for fiscal 2013, the Compensation Committee took into account the general compensation policy that had been adopted in May 2010, as described above, and various other considerations, including the following:

  •
  available compensation data for the peer companies;

  •
  the Company's financial performance during fiscal 2012, including the achievement of strong revenues and gross profit as well as net income in each quarter despite a challenging market for its products and extraordinary legal expenses related to pending patent and antitrust litigation;

  •
  the then-current outlook for the Company's fiscal 2013 financial performance;

  •
  salary increases recently granted to the Company's non-officer employees which averaged approximately 3% over fiscal 2012 levels; and

  •
  specific contributions of individual officers.

        The Committee also noted that, by an overwhelmingly positive vote of 98.6% at the 2011 Annual Meeting of Stockholders, the stockholders approved the compensation of our named executive officers for fiscal 2011. Partially in recognition of this positive stockholder feedback, the Committee adopted a compensation package having the same basic structure as the compensation packages that had been adopted for previous years.

        On the basis of its review, on May 2, 2012, the Compensation Committee set new base salaries for our executive officers, effective April 1, 2012, representing increases ranging from 4% to 10% over fiscal 2012 base salaries for each of the executive officers. The new fiscal 2013 base salaries of the named executive officers and the median base salaries of officers with comparable responsibilities at the peer companies were as follows:

Name	Title	Fiscal 2013 New Base Salary	Median Peer Company Base Salary
Lee-Lean Shu	President and Chief Executive Officer	$351,184	$352,840
David Chapman	Vice President, Marketing	$234,252	$255,000
Didier Lasserre	Vice President, Sales	$262,394	$242,940
Douglas M. Schirle	Chief Financial Officer	$249,288	$263,442
Robert Yau	Vice President, Engineering	$237,041	$283,682

        On May 2, 2012, the Compensation Committee also adopted the 2013 Variable Compensation Plan (the "2013 Plan"), which is similar in structure to previous plans, including the 2012 Plan. Like the 2012 Plan, the 2013 Plan is designed to encourage performance and retention of eligible employees by providing cash bonus awards based on our financial performance during the fiscal year ending March 31, 2013. Each of our executive officers is eligible to participate in the 2013 Plan. Certain other officers are also eligible to participate.

        Under the 2013 Plan, each participant has a designated target bonus. The target bonus for Lee-Lean Shu, our President, Chief Executive Officer and Chairman, is $250,000, and the target bonus for each of the other executive officers is $125,000. The actual bonus award will be computed on the basis of our fiscal 2013 operating results, with 40% of the award based on the achievement of targeted net revenues and 60% based on the achievement of targeted adjusted operating income. The Compensation Committee determined to increase the target bonus amounts for each participant in comparison to the 2012 Plan after the peer company review described above and to retain the same percentage allocation between net revenues and adjusted operating income as was used in the 2012 Plan. If the target performance goals are exceeded, the actual bonus award payable to participants may be up to two times the target bonus. The Compensation Committee believes that the targets under the 2013 Plan will be difficult to achieve because their achievement will be dependent upon realizing our net revenue and operating income goals in an economic environment that continues to present significant challenges. Our ability to achieve our fiscal 2013 operating income goals also will be dependent, in part, on the amount of expenses that we incur in connection with our ongoing patent and antitrust litigation, over which management will have limited control.

        Bonus awards paid under the 2013 Plan will be subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2013 and 20% becoming vested and payable on the last business day in April of each of the succeeding two years.

        In accordance with the policy described above, subsequent to the end of fiscal 2012, the Compensation Committee approved the grant of options to Mr. Shu and to Mr. Yau to purchase 100,000 shares and 40,000 shares, respectively, of our common stock. The options have an exercise price of $4.17 per share, the closing price of our common stock on May 7, 2011, the second trading day following the public announcement of our financial results for the fiscal quarter and year ended March 31, 2012.

  Accounting for Executive Compensation

        We account for equity compensation paid to our employees under authorization guidance for stock based compensation which requires us to measure and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

  Tax Considerations

        We intend to consider the impact of Section 162(m) of the Internal Revenue Code in determining the mix of elements of future executive compensation. This section limits the deductibility of non-performance based compensation paid to each of our named executive officers to $1 million annually. The stock options granted to our executive officers are intended to be treated under current federal tax law as performance-based compensation exempt from the limitation on deductibility. Salaries and bonuses paid under our commission plan do not qualify as performance-based compensation for purposes of Section 162(m).

Compensation Committee Report

        We, the Compensation Committee of the Board of Directors of GSI Technology, Inc., have reviewed the Compensation Discussion and Analysis contained in this proxy statement and discussed it with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in GSI Technology, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

                      THE COMPENSATION COMMITTEE

                      Haydn Hsieh (Chair)
                      Ruey L. Lu
                      Arthur O. Whipple

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended March 31, 2012, 2011 and 2010 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly- compensated executive officers:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Cash Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)(2)
Lee-Lean Shu	2012	317,830	298,660	47,752	(2)	—		664,242
President and Chief Executive	2011	305,605	273,660	239,120	(3)	—		818,385
Officer	2010	288,307	152,710	107,900	(4)	—		548,917
Douglas Schirle	2012	236,044	113,992	23,876	(5)	—		373,912
Chief Financial Officer	2011	226,965	125,956	79,707	(6)	—		432,628
	2010	195,859	36,737	49,821	(7)	—		282,417
Didier Lasserre	2012	252,302	68,631	23,876	(5)	5,400	(8)	350,209
Vice President, Sales	2011	242,599	126,789	79,707	(6)	5,400	(8)	454,495
	2010	228,867	40,970	49,821	(7)	5,400	(8)	325,058
Robert Yau	2012	223,624	119,464	23,876	(5)	—		366,964
Vice President, Engineering	2011	215,023	109,464	79,707	(6)	—		404,194
	2010	195,077	31,039	49,821	(7)	—		275,937
David Chapman	2012	220,993	68,631	23,876	(5)	—		313,500
Vice President, Marketing	2011	212,493	126,789	79,707	(6)	—		418,989
	2010	186,737	40,970	49,821	(7)	—		277,528

(1)
As required by SEC rules, amounts shown in the column entitled "Option Awards" present the aggregate grant date fair value of option grants made each year computed in accordance with authoritative guidance. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the option award. The assumptions used with respect to the valuation of option grants are set forth in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012. Under generally accepted accounting principles, compensation expense with respect to option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

(2)
Earned under the 2012 Variable Compensation Plan, of which $28,652 was paid in May 2012 and $9,550 will be vested and payable on the last day of April 2013 and April 2014.

(3)
Earned under the 2011 Variable Compensation Plan, of which $143,472 was paid in May 2011, $47,824 was paid in May 2012 and $47,824 will be vested and payable on the last day of April 2013.

(4)
Earned under the 2010 Variable Compensation Plan, of which $64,740 was paid in May 2010, $21,580 was paid in May 2011 and $21,580 was paid in May 2012.

(5)
Earned under the 2012 Variable Compensation Plan, of which $14,326 was paid in May 2012 and $4,775 will be vested and payable on the last day of April 2013 and April 2014.

(6)
Earned under the 2011 Variable Compensation Plan, of which $47,825 was paid in May 2011, $15,941 was paid in May 2012 and $15,941 will be vested and payable on the last day of April 2013.

(7)
Earned under the 2010 Variable Compensation Plan, of which $29,893 was paid in May 2010, $9,964 was paid in May 2011 and $9,964 was paid in May 2012.

(8)
Represents Mr. Lasserre's car allowance of $5,400.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to plan-based awards granted during the fiscal year ended March 31, 2012 to our named executive officers:

Fiscal 2012 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)
								Grant Date Fair Value of Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)
Lee-Lean Shu	5/9/11	—	200,000	400,000	100,000	(3)	6.54	298,660
Douglas Schirle	8/1/11	—	100,000	200,000	40,000	(4)	6.28	113,992
Didier Lasserre	1/30/12	—	100,000	200,000	30,000	(5)	4.92	68,631
Robert Yau	5/9/11	—	100,000	200,000	40,000	(3)	6.54	119,464
David Chapman	1/30/12	—	100,000	200,000	30,000	(6)	4.92	68,631

(1)
Amounts are more fully described under "2012 Variable Compensation Plan".

(2)
Reflects the grant date fair value of each equity award in accordance with authoritative guidance. The assumptions used in the calculation of this amount are included in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2012.

(3)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on January 13, 2015.

(4)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on June 3, 2015.

(5)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on November 3, 2015.

(6)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on November 9, 2015.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of March 31, 2012:

Outstanding Equity Awards at March 31, 2012

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lee-Lean Shu	61,875	—		2.10	7/15/13
	61,875	—		2.10	7/15/13
	61,875	—		5.50	11/21/16
	61,875	—		5.50	11/21/16
	61,875	—		5.50	11/21/16
	61,875	—		4.20	5/29/17
	100,000	—		4.00	6/9/18
	—	100,000	(1)	3.43	6/4/19
	—	100,000	(2)	6.00	5/10/20
		100,000	(3)	6.54	5/9/21
Douglas Schirle	20,625	—		2.10	7/15/13
	20,625	—		2.10	7/15/13
	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		3.76	8/6/17
	—	20,625	(4)	3.75	8/4/18
	—	20,625	(5)	4.00	8/3/19
	—	40,000	(6)	7.00	8/2/20
		40,000	(7)	6.28	8/1/21
Didier Lasserre	30,000	—		4.00	7/15/12
	20,625	—		2.10	7/15/13
	20,625	—		2.10	7/15/13
	20,625	—		3.50	12/15/13
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,625	—		2.83	2/4/18
	—	20,625	(8)	2.43	2/9/19
	—	20,625	(9)	4.43	2/8/20
	—	30,000	(10)	9.20	1/31/21
		30,000	(11)	4.92	1/30/22
Robert Yau	30,938	—		2.10	7/15/13
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,625	—		4.20	5/29/17
	20,625	—		4.30	5/12/18
	—	20,625	(1)	3.38	5/11/19
	—	40,000	(2)	6.00	5/10/20
		40,000	(3)	6.54	5/9/21

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David Chapman	30,000	—		4.00	7/15/12
	20,625	—		3.50	12/15/13
	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		2.83	2/4/18
	—	20,625	(12)	2.43	2/9/19
	—	20,625	(13)	4.43	2/8/20
	—	30,000	(14)	9.20	1/31/21
		30,000	(15)	4.92	1/30/22

(1)
Option vests 100% on January 13, 2013.

(2)
Option vests 100% on January 13, 2014.

(3)
Option vests 100% on January 13, 2015.

(4)
Option vested 100% on June 3, 2012.

(5)
Option vests 100% on June 3, 2013.

(6)
Option vests 100% on June 3, 2014.

(7)
Option vests 100% on June 3, 2015.

(8)
Option vests 100% on November 3, 2012.

(9)
Option vests 100% on November 3, 2013.

(10)
Option vests 100% on November 3, 2014

(11)
Option vests 100% on November 3, 2015.

(12)
Option vests 100% on November 9, 2012.

(13)
Option vests 100% on November 9, 2013.

(14)
Option vests 100% on November 9, 2014

(15)
Option vests 100% on November 9, 2015.

Option Exercises and Stock Vested During Last Fiscal Year

        The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended March 31, 2012.

Fiscal 2012 Option Exercises

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Lee-Lean Shu	31,875	44,625
Robert Yau	30,938	43,115

(1)
The value realized on exercise represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

        We have not made any direct grants of stock awards to any of our employees. Accordingly, there was no vesting of restricted stock held by any named executive officers during the fiscal year ended March 31, 2012.

Compensation of Directors

        Annual compensation for each non-employee director is $15,000 per year. In-person attendance at Board of Directors meetings or committee meetings is compensated at $1,500 per meeting. Attendance by telephone at such meetings is compensated at $1,000 per meeting. In addition, new non-employee directors are granted an initial option for 10,000 shares of our common stock upon his or her initial election or appointment to our Board of Directors, which option will become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. At the first meeting of the Board of Directors following each annual meeting of stockholders, each non-employee director who remains in office immediately following such annual meeting of stockholders is granted an additional option to purchase 2,000 shares of common stock, which will become fully vested and exercisable on August 15th of the following year, subject to the non-employee director's continuous service on our Board of Directors. In addition, each non-employee director is granted an option to purchase (i) an additional 2,000 shares in any fiscal year in which the non-employee director is serving as the chairman or lead director of the Board, (ii) an additional 1,000 shares in any fiscal year for each committee of the Board on which the non-employee director is then serving other than as chairman of the committee, and (iii) an additional 2,000 shares in any fiscal year for each committee of the Board on which the non-employee director is then serving as chairman of the committee.

        The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended March 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Ruey L. Lu	25,000	13,448	38,448
Arthur O. Whipple	26,000	17,930	43,930
Haydn Hsieh	25,000	13,448	38,448

(1)
Valuation based on the dollar amount recognized during fiscal 2012 for financial statement reporting purposes pursuant to authoritative guidance, giving effect to service-based vesting conditions, but disregarding the estimate of forfeitures related to such vesting conditions. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the option award. The assumptions used with respect to the valuation of option grants are set forth in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

(2)
On October 31, 2011, Mr. Lu, Mr. Whipple and Mr. Hsieh were each granted an option for 6,000, 8,000, and 6,000 shares, respectively, that will be fully vested on August 15, 2012. The grant date fair value of each of these options was $13,448, $17,930 and $13,448, respectively.

(3)
As of March 31, 2012, each director had the following numbers of shares underlying outstanding options: Mr. Lu: 36,000; Mr. Whipple: 40,000; and Mr. Hsieh 33,000.

Equity Compensation Plan Information

        We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2000 Stock Option Plan, the 2007 Equity Incentive Plan (the "Equity Plan") and the 2007 Employee Stock Purchase Plan (the "Purchase Plan"), each of which has been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of March 31, 2012:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	5,626,148	$4.64	5,587,484	(1)(2)

(1)
Includes 1,226,020 shares available for future issuance under the Purchase Plan.

(2)
A total of 8,534,959 shares of common stock have been authorized and reserved for issuance under the Equity Plan, of which 4,361,464 were available for grant as of March 31, 2012. This reserve automatically increased on April 1, 2011 by 1,423,452 shares and will increase on each subsequent anniversary through 2017, by an amount equal to the smaller of (a) five percent (5%) of the number of shares of stock issued and outstanding on the immediately preceding March 31, or (b) 1,500,000 shares. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Equity Plan and in outstanding awards to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

 RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

        Pursuant to our Code of Business Conduct and Ethics and the Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee which reviews and approves any related-party transactions.

        We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Other Transactions

        For information regarding the grant of stock options to our directors and executive officers, please see "Executive Compensation—Compensation of Directors" and "Executive Compensation—Grants of Plan-Based Awards and—Outstanding Equity Awards at Fiscal Year-End."

 PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

        The following table sets forth, as of June 30, 2012 certain information with respect to the beneficial ownership of GSI Technology's Common Stock by (i) each stockholder known by GSI Technology to be the beneficial owner of more than 5% of GSI Technology's Common Stock, (ii) each director of GSI Technology, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of GSI Technology as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Principal Stockholders:
Royce & Associates, LLC(4) 745 Fifth Avenue New York, NY 10151	3,335,743	12.2%
Ching-Ho Cheng(5) 4F, No. 130, Sec. 3, Nanjing E. Road Taipei 104, Taiwan, R.O.C.	1,941,284	7.1
Ameroc Corp.(6) 1FL, No. 62, Sec 2, Huang Shan Road Taipei, Taiwan R.O.C.	1,604,146	5.9
Jing Rong Tang(7) c/o HolyStone Enterprises Co., Ltd. 1FL No. 62, Sec 2 Huang Shan Road Taipei, Taiwan, R.O.C	1,596,837	5.9
Directors and Named Executive Officers:
Lee-Lean Shu(8)	2,795,239	10.3
Arthur O. Whipple(9)	40,000	*
Haydn Hsieh(10)	33,000	*
Robert Yau(11)	1,264,899	4.6
Didier Lasserre(12)	384,766	1.4
Douglas Schirle(13)	169,375	*
David Chapman(14)	133,125	*
Ruey L. Lu(15)	36,000	*
All executive officers and directors as a group (13 persons)(16)	6,889,543	25.3

*
Less than 1.0%

(1)
The address for those individuals and entities not otherwise indicated is 1213 Elko Drive, Sunnyvale, California 94089. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the other footnotes to this table.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)
Calculated on the basis of 27,252,213 shares of common stock outstanding as of June 30, 2012, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after June 30, 2012 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.

(4)
Based on information contained in a Schedule 13G/A dated January 12, 2012 filed with the Securities and Exchange Commission.

(5)
Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 14, 2011.

(6)
Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 14, 2011.

(7)
Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 14, 2011.

(8)
Includes 471,250 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012; 13,600 shares held by Mr. Shu's children; 130,000 shares held by Mr. Shu's spouse; and 97,972 shares issuable upon exercise of options held by his spouse that are exercisable within 60 days of June 30, 2012. Also includes 400,000 shares held by GoodFortune GSI Inc.

(9)
Includes 40,000 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(10)
Includes 33,000 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(11)
Includes: 134,066 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(12)
Includes 174,378 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(13)
Includes 144,375 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(14)
Represents 133,125 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(15)
Represents 36,000 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

(16)
Includes an aggregate of 1,942,416 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with during fiscal.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2013 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than March 30, 2013.

        Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Governance committee, see the "Corporate Governance" section of this proxy statement.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2012 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended March 31, 2012 is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website at www.gsitechnology.com. In addition, the report (with exhibits) is available at the SEC's website at www.sec.gov.

Robert Yau Secretary

July 18, 2012

Proxy for the Annual Meeting of Stockholders To be held on August 23, 2012 Solicited by the Board of Directors The annual meeting of stockholders will be held on Thursday, August 23, 2012 at 2:00 P.M. PDT at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248. The undersigned hereby appoints Lee-Lean Shu and Douglas Schirle, and each of them, with full power of substitution, as proxies and attorneys-in-fact to represent the undersigned and to vote all of the shares of stock in GSI Technology, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248 on Thursday, August 23, 2012, at 2:00 P.M. PDT, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 18, 2012 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2012: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed at: http://phx.corporate-ir.net/phoenix.zhtml?c=178464&p=proxy. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. . Proxy — GSI TECHNOLOGY, INC. SEE REVERSE SIDE SEE REVERSE SIDE IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01HX9B 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2013. For Against Abstain 3. To vote on the advisory (non-binding) resolution regarding the compensation of the executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for the annual meeting. 01 - Lee-Lean Shu, Chairman of the Board, President and Chief Executive Officer; GSI Technology, Inc. 04 - Arthur O. Whipple, Chief Financial Officer; PLX Technology, Inc. 02 - Haydn Hsieh, Vice Chairman and Chief Executive Officer; Wistron NeWeb Corp. 05 - Robert Yau,Vice President, Engineering; GSI Technology, Inc. 03 - Ruey L. Lu, President; EMPIA Technology 1. To elect the following five (5) persons directors to serve on the Company's Board of Directors and hold office until their respective successors are elected and qualified: For Withhold For Withhold For Withhold WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. 4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. IMPORTANT ANNUAL MEETING INFORMATION B Non-Voting Items Change of Address — Please print new address below. NNNNNNNNNNNN NNNNNNNNNNNNNNN NNNNNNN NNNNNNNNN IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 P.M. Eastern Time on August 22, 2012. Vote by Internet • Go to www.investorvote.com/GSIT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

QuickLinks

SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 3 ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
EXECUTIVE COMPENSATION
Fiscal 2012 Grants of Plan-Based Awards
Outstanding Equity Awards at March 31, 2012
Fiscal 2012 Option Exercises
RELATED PERSON TRANSACTIONS
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K